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                                    Exhibit 1

               To the Holders of
               TIERS Asset-Backed Securities,
               Series CHAMT Trust 1997-7
               Fixed Rate Notes, Class A
               CUSIIP: 871928AR8

Pursuant to Section 9(c) of the Series Trust Indenture dated September 15, 1997 between TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7 and First Trust of New York, National Association, as Indenture Trustee, First Trust of New York, National Association hereby gives notice with respect to the Distribution occurring on November 15, 1997 (the "Distribution Date") as follows:

(I) The amount of the distribution to holders of the Fixed Rate Notes Class A allocable to principal of and premium, if any, and interest and the amount of aggregate unpaid interest accrued, if any, as of the Distribution Date, expressed as a dollar amount per $1,000 original face amount thereof, were as follows:

                            Fixed Rate Notes, Class A

               Principal                               $0.00
               Premium, if any                         $0.00
               Interest Paid                           $5.573333
               Interest Accrued and not paid           $0.00


(ii) No compensation has been paid to the Administrator or Trustee from Available Funds under the TIERS Asset-Backed Securities, Series CHAMT Trust 1997-7.

(iii) The aggregate stated principal amount of the Chase Credit Card Master Trust Class A Floating Rate Certificates, Series 1996-4 (the "Deposited Assets") is $363,900,000 and the notional amount is the same.

(iv) The Deposited Assets will bear interest at a rate of 5.8175% for the period from November 15, 1997 through December 15, 1997.

(v) The Eligible Investments held by the Issuer as of the Distribution Date were as follows None.

(vi) No PSA Index Rate was determined with respect to the Distribution Date by Westdeutsche Landesbank Girozentrale, as Swap Counterparty.

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(vii)   The aggregate outstanding principal balance of, Notional Amount attributable to and the Currect Factor applicable to each class of Securities as of the close of business on the Distribution Date were as follows:

                         Fixed Rate Notes,        Floating Rate Certificates
                         Class A                  Class B

Aggregate Outstanding    $352,980,000.00          $10,920,000.00

Principal Balance        $352,980,000.00          $10,920,000.00

Notional Amount          $352,980,000.00          $10,920,000.00

Current Factor           1.000                    1.000

First Trust of New York, National Association, as Indenture Trustee


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